                                                                     Exhibit (n)

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Counsel and Independent Accountants" and to the use of our report dated January 20, 2004 in the Registration Statement (Form N-2) of Dreman/Claymore Dividend & Income Fund and its incorporation by reference in the prospectus of Dreman/Claymore Dividend & Income Fund, filed with the Securities and Exchange Commission in this Pre-Effective Amendment No. 1 to the Registration Statement under the Securities Act of 1933 (File No. 33-109918) and in this Amendment No. 6 to the Registration Statement under the Investment Company Act of 1940 (File No. 811-21455).


                                                           /s/ ERNST & YOUNG LLP


Chicago, Illinois
March 12, 2004